UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Schottenstein Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	27-4170710 (I.R.S. Employer Identification No.)

4300 East Fifth Avenue
Columbus, Ohio (Address of principal executive offices)	43219 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-171302
Securities to be registered pursuant to Section 12(g) of the Act:
     None

Item 1.	Description of Registrant’s Securities to be Registered.
     A description of the Common Stock of Schottenstein Realty Trust, Inc. (the “Registrant”) is set forth under the heading “Description of Securities” in the prospectus forming part of the Registration Statement on Form S-11, initially filed with the Securities and Exchange Commission on December 20, 2010 (File No. 333-171302) as amended by Amendments No. 1, 2, 3, 4 and 5 thereto, and as it may be amended from time to time (the “Registration Statement”) which information is incorporated herein by reference. The final prospectus, if filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.
Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SCHOTTENSTEIN REALTY TRUST, INC.
By:	/s/ Jay L. Schottenstein
Jay L. Schottenstein
Chairman and Chief Executive Officer

Date: May 9, 2011